UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 26, 2021
Date of Report (Date of earliest event reported)

HARTE HANKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Wells Branch Parkway
Austin, Texas 78728
(512) 434-1100
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HRTH	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

On October 26, 2021, Harte Hanks, Inc. (the “Company”) issued a press release announcing the appointment of Elliott Peterson as the Company's new Chief Technology Officer.

In his new role, Mr. Peterson will be responsible for overseeing the company's global technology operations which include eleven offices in five countries and over 2,000 employees. Mr. Peterson will work closely with the company's leadership team to ensure its technology provides best-in-class solutions in the company's core business areas of Marketing Services, Customer Care, and Fulfillment and Logistics for its broad portfolio of clients. He will report directly to Brian Linscott, CEO, Harte Hanks.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.     Description

99.1	Press Release of the Company dated October 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2021	Harte Hanks, Inc.

	By:	/s/ Lauri Kearnes
Name: Lauri Kearnes Title: Chief Financial Officer